JOY GLOBAL INC.

Notice of 2008

Annual Meeting of

Shareholders and

Proxy Statement

Table of Contents

NOTICE OF ANNUAL MEETING

PROXY STATEMENT

INTRODUCTION	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT	2

PROPOSAL #1: ELECTION OF DIRECTORS	4

PROPOSAL #2: INCREASE IN SHARES AUTHORIZED	6

PROPOSAL #3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	7

CORPORATE GOVERNANCE	8

EXECUTIVE COMPENSATION
Related Party Transactions

AUDIT COMMITTEE REPORT

AUDITORS, AUDIT FEES AND AUDITOR INDEPENDENCE

OTHER INFORMATION	39

JOY GLOBAL INC.

100 East Wisconsin Avenue, Suite 2780

Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING

The annual meeting of shareholders of Joy Global Inc. will be held in the Tenant Conference Center, 100 East Wisconsin Avenue, Suite 1660, Milwaukee, Wisconsin, on Thursday, March 4, 2008 at 8:00 a.m. for the following purposes:

1.	To elect eight persons to the corporation's Board of Directors;

2.	To vote on a proposal to approve an amendment to the corporation’s Amended and Restated Certificate of Incorporation increasing its authorized common stock from 150,000,000 to 400,000,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on January 9, 2008 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. A list of shareholders entitled to vote will be available at the corporation's headquarters at least 10 days prior to the meeting and may be inspected during business hours by any shareholder for any purpose germane to the meeting.

Whether or not you plan to attend the meeting, we urge you to mark, date and sign the enclosed proxy card and return it promptly so that your shares will be voted at the meeting in accordance with your instructions.

By order of the Board of Directors,

Sean D. Major

Executive Vice President,

General Counsel and Secretary

January 23, 2008

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Joy Global Inc., a Delaware corporation, for use at the 2008 annual meeting of shareholders to be held in the Tenant Conference Center, 100 East Wisconsin Avenue, Suite 1660, Milwaukee, Wisconsin, on Tuesday, March 4, 2008 at 8:00 a.m. and at any adjournment or postponement of the annual meeting. The proxy statement, proxy card and annual report are being mailed to shareholders on or about January 23, 2008.

Proxies

Properly signed and dated proxies received by the corporation's Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction: FOR the election to the Board of Directors of the persons nominated by the Board; FOR the proposal to increase the number of authorized shares of common stock; FOR the ratification of the appointment of the independent auditor; and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting.

Any proxy may be revoked by the person executing it for any reason at any time before the polls close by filing with the corporation's Secretary a written revocation or duly executed form of proxy bearing a later date or by voting in person at the meeting. The Board of Directors has appointed an officer of American Stock Transfer & Trust Company, transfer agent for the corporation's common stock, $1.00 par value per share (the "Common Stock"), to act as an independent inspector at the annual meeting.

Record Date, Shares Outstanding and Quorum

Shareholders of record of Common Stock at the close of business on January 9, 2008 (the "Record Date") are entitled to vote on all matters presented at the annual meeting. As of the Record Date, 108,145,859 shares of Common Stock were outstanding and entitled to vote at the annual meeting. Each such share is entitled to one vote.

To be effective, a matter presented for a vote of shareholders at the annual meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the annual meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the annual meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

If less than a majority of the outstanding shares of Common Stock are represented at the meeting, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice.

Because the elector of directors (Proposal 1) and the ratification of the appointment of Ernst & Young LLP as the corporation’s independent registered accounting firm (Proposal 3) are routine proposals, if you hold your shares in “street name” and do not give your broker or nominee instructions as to how to vote your shares with respect to these proposals, your broker or nominee will have discretionary authority to vote your shares under applicable rules. Because approval of the increase in authorized shares (Proposal 2) is a non-routine proposal, if you hold your shares in “street name” and do not give your broker or nominee instruction as to how to vote your shares with respect to this proposal, under applicable rules your broker or nominee will not have discretionary authority to vote your shares, in which case such shares will be considered a broker non-vote with respect to such proposal.

Required Vote

Proposal 1: Election of Directors. Directors are elected by plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (eight at the annual meeting). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote, or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.

Proposal 2: Increase in Shares Authorized. The affirmative vote of a majority of the shares entitled to vote at the annual meeting is required to approve the amendment of our Certificate of Incorporation authorizing the increase from 150,000,000 to 400,000,000 in authorized shares of Common Stock. Abstention and broker non-votes on such proposal will have the same effect as a vote against the proposal.

Proposal 3: Ratification of the appointment of Ernst & Young LLP as the corporation’s registered independent public accountants for fiscal 2008. The affirmative vote of a majority of the shares present and voting at the meeting is required to ratify the appointment of Ernst & Young LLP as the corporation’s registered independent public accounting firm for the fiscal year ending October 31, 2008. Accordingly, any shares present and not voted (whether by broker non-vote, abstention or otherwise) will have no impact on the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of Common Stock as of January 11, 2008 by any person known to the corporation to own beneficially more than 5% of its Common Stock, each of the persons nominated for election as directors, each of the executive officers named in the Summary Compensation Table, and the corporation's executive officers and directors as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name and Address of Beneficial Owner	Shares Owned (1)	Percent of Class
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	9,685,480(2)	9.0%

Neuberger Berman Inc. 605 Third Avenue New York, New York 10158	8,252,135(3)	7.7•%

Atlantic Investment Management, Inc. 666 Fifth Avenue New York, New York 10103	5,655,717(4)	5.2

John Nils Hanson	603,031(5)	*
Michael W. Sutherlin	243,868	*
Steven L. Gerard	16,950	*
Ken C. Johnsen	-	*
Gale E. Klappa	-	*
Richard B. Loynd	23,500	*
P. Eric Siegert	33,750	*
James H. Tate	2,250	*
James H. Woodward, Jr.	10,000	*
Donald C. Roof	16,879	*
Edward L. Doheny II	19,200	*
Mark E. Readinger	139,960	*
Dennis R. Winkleman	49,368	*
All executive officers and directors as a group (13 persons)	1,146,877	1.2%
* Less than 1%

(1)

The beneficial ownership information presented in this proxy statement is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this proxy statement. Accordingly, it includes (A) shares of Common Stock that are issuable upon the exercise of stock options exercisable at or within 60 days after January 11,

2008 and (B) shares or deferred stock units to be received upon the vesting of restricted stock units within 60 days after January 11, 2008. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Includes the following number of shares the respective director or executive officer beneficially owns with his spouse: Mr. Hanson, 366,443; Mr. Roof, 16,879; Mr. Readinger, 17,850; and Mr. Winkleman, 23,915.

None of the shares shown as owned by directors or executive officers have been pledged as security.

Includes the following number of shares with respect to which the respective director or executive officer has the right to acquire beneficial ownership:

Name	Number of shares
Mr. Hanson	236,588
Mr. Sutherlin	210,997
Mr. Loynd	15,000
Mr. Siegert	33,750
Mr. Woodward	10,000
Mr. Roof	-
Mr. Doheny	19,200
Mr. Readinger	122,110
Mr. Winkleman	25,453
All executive officers and directors as a group	678,098

The amounts above include (1) shares such person or group may acquire upon exercise of stock options exercisable within 60 days of January 11, 2008; (2) shares such person or group has a right to acquire upon settlement of deferred stock units; and (3) shares to be distributed to such person or group upon settlement of restricted stock units within 60 days after January 11, 2008 (or deferred stock units that are expected to be credited to such person in lieu of such share distribution).

(2)

Based on information contained in a Schedule 13G that Wellington filed with the Securities and Exchange Commission on February 14, 2007. The Schedule 13G states that Wellington has shared voting power over 6,946,250 shares and shared investment power over all of the shares reflected above.

(3)

Based on information contained in a Schedule 13G/A that Neuberger Berman Inc. filed with the Securities and Exchange Commission on February 13, 2007. The Schedule 13G/A states that Neuberger Berman Inc. has sole voting power over 232,628 shares, shared voting power over 7,243,880 shares and shared investment power over all of the shares reflected above.

(4)

Based on information contained in a Schedule 13D that Atlantic Investment Management, Inc. filed with the Securities and Exchange Commission on August 17, 2007. The Schedule 13G/A states that Atlantic Investment Management, Inc. has sole voting and investment power over 5,655,717 shares.

(5)	Includes 50,000 shares of Common Stock Mr. Hanson gifted to the Hanson Family Foundation of which Mr. Hanson is a trustee.

PROPOSAL #1: ELECTION OF DIRECTORS

The Board of Directors consists of eight members. All members of the Board of Directors are elected by the holders of Common Stock at each annual meeting. The following table shows certain information, including principal occupation and recent business experience for each of the eight individuals nominated by the Board of Directors for election at the 2008 annual meeting. All of the nominees are presently directors whose terms expire in 2008 and who are nominated to serve terms ending at the annual meeting in 2009 or until their successors are duly elected and qualified. If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board of Directors. Each of the current members of the Board of Directors, other than Mr. Klappa and Mr. Sutherlin, was selected by the Creditors Committee in 2001 in connection with the corporation’s emergence from bankruptcy.

Director Since

Steven L. Gerard	Chairman and Chief Executive Officer of CBIZ, Inc., a leading provider of integrated business services and products headquartered in Cleveland, Ohio, since 2000. Mr. Gerard is also a director of Lennar Corporation. He is 62.	2001

John Nils Hanson	Chairman of the corporation. Mr. Hanson was Chairman, President and Chief Executive Officer of the corporation from 2000 to 2006. He has been an officer of the corporation since 1995 and a director since 1996. Mr. Hanson is also a director of Arrow Electronics, Inc. He is 66.	1996

Ken C. Johnsen	Director and Chief Executive Officer of Sweetwater Technologies, a privately owned producer and distributor of water treatment chemicals. Director of Amerityre Corporation, where he served as President from 2006 to 2007. He was a member of the Cox Group, a residential and commercial real estate firm, from 2005 to 2006 and President and Chief Executive Officer of Geneva Steel Holdings Corp. from 2001 to 2005. He is 49.	2001

Gale E. Klappa	Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation, a Milwaukee-based holding company with subsidiaries in utility and non-utility businesses. Prior to joining Wisconsin Energy in 2003, he was executive vice president, chief financial officer and treasurer of Southern Company in Atlanta. He is 57.	2006

Richard B. Loynd	Chairman of the Executive Committee and former Chairman of the Board and Chief Executive Officer of Furniture Brands International, Inc., the largest home furniture manufacturer in the United States. He is 80.	2001

P. Eric Siegert	Managing Director of Houlihan Lokey Howard & Zukin, an international investment banking firm. Mr. Siegert is also a director of Alabama River Group, Inc. He is 42.	2001

Director Since

Michael W. Sutherlin	President and Chief Executive Officer and a director of the corporation since 2006. He was Executive Vice President of the corporation and President and Chief Operating Officer of Joy Mining Machinery from 2003 to 2006. He is also a director of Tesco Corporation. He is 61.	2006

James H. Tate	Independent consultant. From 2005 to 2006, he was Executive Vice President, Chief Administrative Officer and Chief Financial Officer of TIMCO Aviation Services, Inc. Mr. Tate was an independent consultant from 2004 to 2005 and from 1995 to 2004 he was Senior Vice President and Chief Financial Officer of Thermadyne Holdings Corporation, a manufacturer of welding and cutting equipment. He is 60.	2001

PROPOSAL #2: INCREASE IN SHARES AUTHORIZED

Shareholders are being asked to approve an amendment to the corporation’s Amended and Restated Certificate of Incorporation increasing its authorized Common Stock from 150,000,000 to 400,000,000 shares.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #2 TO APPROVE THE AMENDMENT.

The Board of Directors has determined that it is advisable to increase the number of shares of Common Stock that the corporation is authorized to issue from 150,000,000 to 400,000,000, and has voted to recommend that the corporation’s shareholders adopt an amendment to our Amended and Restated Certificate of Incorporation effecting the proposed increase. The amendment proposes to delete the first paragraph of Article 4(a) of the Amended and Restated Certificate of Incorporation and replace it in its entirety with the following:

(a)         The number of shares which the Corporation shall have the authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

Class	Series (if any)	Number of Shares	Par Value Per Share
Preferred	To be issued in series	5,000,000	$1.00
Common	None	400,000,000	$1.00

As of January 11, 2008, approximately ? million shares of our Common Stock were issued and outstanding and approximately an additional 3.7 million shares were reserved for issuance in satisfaction of outstanding employee and director equity awards. Accordingly, approximately 9.3 million shares of our Common Stock are currently available for future issuance.

The Board of Directors believes it continues to be in the corporation’s best interest to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time at the discretion of the Board of Directors in connection with stock splits or dividends, possible acquisitions of other companies, future financings, investment opportunities or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Amended and Restated Certificate of Incorporation and the delay and expense of holding special meetings of shareholders to approve such amendments. Other than shares of Common Stock that we may issue pursuant to equity awards we have previously granted or may in the future grant under our 2007 Stock Incentive Plan, we currently have no specific understandings, arrangements or agreements that would require us to issue new shares of Common Stock. Management believes, however, that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the shareholders for the issuance of the additional shares of Common Stock proposed to be authorized, except as required by law, regulatory authorities or rules of the Nasdaq Stock Market or any other stock exchange on which our shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share, book value per share and voting power. Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

PROPOSAL #3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors seek an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Ernst & Young LLP (E&Y) as the corporation‘s Independent Registered Public Accounting Firm (independent auditor) for fiscal 2008.

E&Y has been the corporation’s independent auditor since fiscal 2002. For additional information regarding the corporation’s relationship with E&Y, please refer to the Audit Committee Report on page __ and the Audit Fees disclosure on page __.

If the shareholders do not approve the appointment of E&Y as independent auditor for fiscal 2008, the adverse vote will be considered a direction to the Audit Committee to consider other auditing firms for fiscal 2009. However, the Audit Committee will still have discretion to determine who to appoint for fiscal 2009 and, due to the difficulty in making a substitution of auditing firms so long after the beginning of the current fiscal year, the appointment for fiscal 2008 will stand unless the Audit Committee finds other good reason for making a change.

Representatives of E&Y will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #3 TO APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITOR FISCAL 2008.

CORPORATE GOVERNANCE

Board of Directors Structure and Operations

The Board of Directors is responsible for the management and direction of the corporation and for establishing broad corporate policies. The Board’s approach to corporate governance is reflected in the corporation’s Corporate Governance Principles and structure of committees that operate under written charters. The Corporate Governance Principles and charters for the Board’s three standing committees – Audit, Human Resources and Nominating, and Executive – may be viewed on the corporation’s website: www.joyglobal.com.

Currently the Board is comprised of eight directors. The Board of Directors has determined that all directors other than Mr. Hanson and Mr. Sutherlin are independent under Nasdaq listing standards.

Meetings

The Board of Directors held seven meetings during fiscal 2007. Each of the directors attended at least 85% of the Board meetings and committee meetings of which he was a member held during the fiscal year. The Board of Directors has determined that all directors other than Mr. Hanson and Mr. Sutherlin are independent under Nasdaq listing standards.

All directors are expected to attend the 2008 annual meeting and all directors attended the 2007 annual meeting either in person or by telephone.

Communications

Shareholder communications intended for the Board of Directors, a committee of the Board, or for particular directors (other than shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and communications made in connection with such proposals) may be sent in care of the corporation's Secretary at Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202. The Secretary will forward all such communications to the Board of Directors, the applicable committee, or to particular directors as directed.

Committees

The Board's standing committees consist of the Audit Committee, the Human Resources and Nominating Committee, and the Executive Committee. In addition, the Board may from time to time authorize additional ad hoc committees, including pricing committees with respect to financial transactions.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Current members of the Audit Committee are James H. Tate (Chair), Gale E. Klappa and P. Eric Siegert. The Board of Directors has determined that Messrs. Tate and Klappa are audit committee financial experts, and each are independent, within the meaning of the Securities and Exchange Commission rules. The Board of Directors has also determined that all members of the Audit Committee are independent under Rule 4200(a)(15) of Nasdaq's listing standards.

The Audit Committee has the sole authority to appoint and replace the independent auditor and is directly responsible for the compensation and oversight of the independent auditor. The Audit Committee met five times during fiscal 2007. The primary function of the Audit Committee is to oversee:

(1)	the integrity of the financial statements of the corporation;
(2)	the independent auditor's qualification and independence;
(3)	the performance of the corporation's internal audit function and the independent auditors; and
(4)	the compliance by the corporation with legal and regulatory requirements.

Human Resources and Nominating Committee

Current members of the Human Resources and Nominating Committee are Richard B. Loynd (Chair), Steven L. Gerard and Ken C. Johnsen. The Human Resources and Nominating Committee met four times during fiscal 2007. The Board of Directors has determined that all members of the Human Resources and Nominating Committee are independent under Rule 4200(a)(15) of Nasdaq's listing standards.

The primary functions of the Human Resources and Nominating Committee are to:

(1)	develop and recommend to the Board corporate governance principles;
(2)	review management staffing and make recommendations to the Board;
(3)	review and approve management compensation programs;
(4)	administer the corporation's equity and incentive compensation plans;
(5)	evaluate the Board and management;
(6)	evaluate Board practices and make recommendations to the Board;
(7)	develop and recommend qualifications for directors to the Board;
(8)	manage a process for identifying and evaluating director nominees;
(9)	evaluate and recommend to the Board director nominees; and
(10)	develop and recommend to the Board director compensation programs.

The Human Resources and Nominating Committee will consider director candidates recommended by the corporation's shareholders. Recommendations should be directed to the Committee in care of the corporation's Secretary. Under the corporation's bylaws, shareholder nominations of directors must be received by the corporation at its principal executive offices, 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, directed to the attention of the Secretary, not less than 90 days before the 2008 meeting and any such nominations must contain the information specified in the corporation's bylaws.

In fiscal 2004 the Human Resources and Nominating Committee and the Board of Directors adopted a list of qualifications that a director of the corporation should have. These characteristics include:

(1)

the education, breadth of experience, and current insights necessary to comprehend the strategic plans and goals of the corporation and provide oversight of management's accomplishment of those plans and goals;

(2)	a history of conducting his or her professional and personal affairs with the utmost integrity and observing the highest standards of values, character and ethics; and
(3)

a willingness to invest the time necessary to prepare for Board and committee meetings, to attend Board and committee meetings, to be present at annual shareholder meetings, and to be available for consultation with other directors and executive management.

The Committee also believes that it is desirable for all non-employee directors to be able to satisfy the criteria for independence established by the Securities and Exchange Commission and Nasdaq listing standards. However, with respect to Mr. Hanson, who retired on February 1, 2007 and served as our Chief Executive Officer from 1999 to 2006, the Committee has determined that it is for the time being in the corporation’s best interest for him to serve as a director and Chairman despite the fact that he is not able to satisfy such independence criteria.

The Human Resources and Nominating Committee and the Board of Directors have also developed procedures for identifying and evaluating persons recommended to be nominated for election as directors, including nominees recommended by shareholders. Under these procedures, the Committee will, among other things:

(1)	review the qualifications and performance of incumbent directors to determine whether the Committee recommends that they be nominated for a further term;
(2)

investigate and review the backgrounds and qualifications of candidates recommended by shareholders, management or other directors to determine their eligibility to be nominated to become directors under the corporation's list of qualifications for directors and Corporate Governance Principles;

(3)	consider the appropriateness of adding additional directors to the Board; and
(4)	interview candidates for nomination.

Executive Committee

Current members of the Executive Committee are Richard B. Loynd (Chair), John Nils Hanson, Gale E. Klappa and P. Eric Siegert. The primary functions of the Executive Committee are to consider proposals to:

(1)	modify the corporation's capital structure;
(2)	acquire or divest businesses;
(3)	make significant investments; or
(4)	enter into strategic alliances.

In addition, the Executive Committee may act upon a matter when it determines that prompt action is in the best interest of the corporation and it is not possible or necessary to call a meeting of the full Board. The Executive Committee met once during fiscal 2007.

Executive Compensation

We have omitted executive and director compensation disclosure from our Preliminary Proxy Statement on Schedule 14A, filed with the Commission on January 11, 2008, pursuant to the staff of the Division of Corporation Finance's position with respect to first-time compliance with new rules governing such disclosure, as announced on February 12, 2007. See Item 402 Compliance and Disclosure Interpretations, Question 1.04 to the August 8, 2007 Update to the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations, available at http://www.sec.gov/divisions/corpfin/guidance/execcomp402.htm. We hereby confirm: the required disclosure setting forth executive and director compensation information for our fiscal year ended October 26, 2007, will be filed in our Definitive Proxy Statement on Schedule 14A; the omitted disclosure does not relate to the matter that caused us to file the proxy statement in preliminary form; and that the omitted disclosure is not otherwise available to the public and furthermore will not be made available to the public prior to the public filing of the Definitive Proxy Statement on Schedule 14A.

Related Party Transactions

Pursuant to our bylaws, we indemnify our officers and directors in the event claims are made against them arising out of their service as an officer or director. In addition, we have entered into indemnification agreements with each of our officers and directors requiring us to indemnify them against claims made against them arising out of their service as an officer or director. Other than these indemnification arrangements, there were no other relationships or related transactions during fiscal 2007 involving any director or executive officer (or any members of their immediate families) to which we or any of our subsidiaries was a party that are required to be disclosed under SEC rules.

If we had engaged in any related party transactions during fiscal 2007, such transactions would have been subject to review and approval pursuant to the terms of our Worldwide Business Conduct Policy. This policy prohibits all directors, officers, and employees, as well as their immediate family members, from engaging in activities deemed to present a conflict of interest unless approved beforehand by our Chief Executive Officer, who is then required to notify the Audit Committee of our board of directors. Relationships deemed to present a conflict of interest under the policy include:

•	Any ownership interest in any customer, supplier, or competitor, other than a nominal amount of stock in a publicly traded company;
•	Any consulting or employment relationship with any customer, supplier, or competitor;
•	Service on the board of directors of any customer, supplier, or competitor;
•	Any outside business activity which competes with any of our businesses or that interferes with the director, officer, or employee’s duties and responsibilities;
•	Supervising, reviewing, or having influence over the job evaluation, pay, or benefits of any close relative;
•	Taking advantage of a corporate opportunity discovered in the course of employment with us;
•	Selling anything to us or buying anything from us; and
•	Using corporate assets for other business or personal endeavors.

This policy is posted on our webpage: www.joyglobal.com.

Since the end of our fiscal year, management has recommended, and expects the Board of Directors to adopt, amendments to our Worldwide Business Conduct Policy to provide for Audit Committee approval of all related party transactions. It is our expectation that our Audit Committee will subsequently adopt a formal plan relating to its review, approval, or ratification of all related party transactions, as that term is defined in Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee has presented the following report for inclusion in this proxy statement.

The Audit Committee operates under a written charter that is available on the corporation's website, www.joyglobal.com. The Audit Committee's specific responsibilities are summarized above under "Corporate Governance - Audit Committee and Audit Committee Financial Expert."

Each of corporation management, our independent auditor and the Audit Committee has different roles and responsibilities with respect to the corporation’s financial statements and internal control over financial reporting. Management is responsible for the effectiveness of our internal control over financial reporting and the preparation, presentation and integrity of our consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles or GAAP. Our independent auditor, Ernst & Young LLP, is are responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with GAAP. In addition, the independent auditor was also responsible for expressing opinions on management’s assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our independent auditor. The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our independent auditors.

In performing its responsibilities in fiscal 2007, the Audit Committee met with the independent auditor four times and met with management six times.

Management represented to the Committee that the corporation's financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the financial statements with management and the independent auditor. The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

The corporation's independent auditor provided to the Committee the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed with the independent auditor that firm's independence.

Based upon the Committee's discussions with management and the independent auditor and the Committee's review of the representations of management and the report of the independent auditor to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the corporation's Annual Report on Form 10-K for the fiscal year ended October 26, 2007 filed with the Securities and Exchange Commission.

Respectfully,

James H. Tate (Chair)

Gale E. Klappa

P. Eric Siegert

AUDITORS, AUDIT FEES AND AUDITOR INDEPENDENCE

Ernst & Young LLP served as our independent auditor for fiscal 2007. A representative of Ernst & Young is expected to be present at the 2008 annual meeting and will be given the opportunity to make a statement and answer questions that may be asked by shareholders.

Audit Fees

Ernst & Young LLP billed us a total of $2454,672 in fees for professional services rendered for the audit of our annual financial statements for fiscal 2007, the audit of management’s assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2007. These fees are for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements including the annual consolidated audit, foreign statutory audits, consents and accounting consultation for matters that were addressed during the audit work. Fees billed in this category for fiscal 2006 totaled $2,418,905.

Audit-Related Fees

Ernst & Young LLP billed us a total of $5,005 in fees for audit-related services in fiscal 2007. These fees are for assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit including internal control consultation, employee benefit plan audits, accounting consultations not specifically linked to audit work and fees for access to electronic accounting research. Fees billed in this category for fiscal 2006 totaled $18,966.

Tax Fees

Ernst & Young LLP billed us a total of $694,327 in tax fees in fiscal 2007. These fees are for tax compliance, tax advice and tax planning provided by Ernst & Young that are related to various federal, state and international issues and entity restructuring. Fees billed in this category for fiscal 2006 totaled $555,532.

All Other Fees

Ernst & Young LLP did not bill us for fees in the "All Other Fees" category in either fiscal 2007 or fiscal 2006.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee has established a policy to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Based on information presented to the Audit Committee by Ernst & Young and our management, the Audit Committee has pre-approved defined audit, audit-related, tax and other services for fiscal 2008 up to specified cost levels. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The policy requires the independent auditor to provide detailed back-up documentation regarding the specific services to be provided. The policy also prohibits the independent auditor from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.

Although Rule 2-01(c)(7)(i)(C) of Regulation S-X permits the Audit Committee to waive its pre-approval requirement under certain circumstances, the Audit Committee did not rely on that rule in approving any fees reported under the headings Audit-Related Fees, Tax Fees and All Other Fees.

OTHER INFORMATION

Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 2007 annual meeting. Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Submission of Shareholder Proposals

Shareholder proposals for the 2009 annual meeting must be received no later than September ?, 2008 at the corporation's principal executive offices, 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin, 53202, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy materials under Securities and Exchange Commission rules. Under the corporation's bylaws, written notice of shareholder proposals for the 2008 annual meeting which are not intended to be considered for inclusion in next year's annual meeting proxy materials (shareholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by the corporation at such offices, directed to the attention of the Secretary, not less than 75 nor more than 105 days before the first anniversary of this year's meeting and must contain the information specified in the corporation's bylaws.

Cost of Proxy Solicitation

The corporation will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using mail services, officers and other employees of the corporation, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. The corporation may retain a professional proxy solicitation firm, and pay such firm its customary fee, to solicit proxies from direct holders and from banks, brokers and other nominees having shares registered in their names that are beneficially owned by others.

Annual Report on Form 10-K

A copy (without exhibits) of the corporation's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 26, 2007 is being provided with this proxy statement. The corporation will provide an additional copy of such Annual Report to any shareholder, without charge, upon written request of such shareholder. Such requests should be addressed to the attention of "Shareholder Relations" at Joy Global Inc., 100 East Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the corporation during the last fiscal year and Forms 5 and amendments thereto furnished to the corporation with respect to the last fiscal year or written representations that no reports were required, the corporation is not aware that any director, officer or beneficial owner of more than 10% of the corporation's Common Stock failed to report on a timely basis transactions required to be reported during the last fiscal year by Section 16(a) of the Securities Exchange Act of 1934.

By order of the Board of Directors.

SEAN D. MAJOR

Executive Vice President, General Counsel and Secretary

January 23, 2008